Exhibit 99.1

DBGI Announces Closing of Exercise of Warrants for $3.2 Million in Gross Proceeds

Austin, TX—May 7, 2024—Digital Brands Group, Inc. (“we”, “us”, “DBG” or the “Company”) (NASDAQ: DBGI), a curated collection of luxury lifestyle, digital-first brands, today announced the closing of its previously announced exercise in cash of certain outstanding warrants to purchase an aggregate of 1,027,750 shares of the Company’s common stock, originally issued by the Company on September 5, 2023, at a reduced exercise price of $3.13 per share. The shares of common stock issuable upon exercise of the warrants are registered pursuant to an effective registration statement on Form S-1 (File No. 333-274563).

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

In consideration for the immediate exercise of the warrants for cash, the Company issued new unregistered Series A-1 warrants to purchase up to 1,027,750 shares of common stock and new unregistered Series B-1 warrants to purchase up to 1,027,750 shares of common stock. The new Series A-1 and Series B-1 warrants have an exercise price of $2.88 per share. The new Series A-1 warrants are exercisable immediately upon issuance for a period of five and one-half years from the date of issuance and the Series B-1 warrants are exercisable immediately upon issuance for a period of fifteen months from the date of issuance.

The gross proceeds to DBG from the exercise of the warrants were approximately $3.2 million, prior to deducting placement agent fees and offering expenses. The Company intends to use the net proceeds from this offering for working capital purposes.

The new warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder and, along with the shares of common stock issuable upon exercise of the new warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the new warrants and the shares of common stock underlying the new warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock issuable upon the exercise of the new warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Digital Brands Group

We offer a wide variety of apparel through numerous brands on a both direct-to-consumer and wholesale basis. We have created a business model derived from our founding as a digitally native-first vertical brand. Digital native first brands are brands founded as e-commerce driven businesses, where online sales constitute a meaningful percentage of net sales, although they often subsequently also expand into wholesale or direct retail channels., Unlike typical e-commerce brands, as a digitally native vertical brand we control our own distribution, sourcing products directly from our third-party manufacturers and selling directly to the end consumer. We focus on owning the customer’s “closet share” by leveraging their data and purchase history to create personalized targeted content and looks for that specific customer cohort. We have strategically expanded into an omnichannel brand offering these styles and content not only on-line but at selected wholesale and retail storefronts. We believe this approach allows us opportunities to successfully drive Lifetime Value (“LTV”) while increasing new customer growth.

Forward-looking Statements

Certain statements included in this release are “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the use of the net proceeds of the warrant inducement transaction. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting DBG and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. DBG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: market and other conditions; DBG’s ability to regain and maintain compliance with Nasdaq’s continued listing requirements; the ability to implement business plans and forecasts and to identify and realize additional opportunities; risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel and accessories; disruption to DBGs distribution system; the financial strength of DBG’s customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets and global supply chain; DBG’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers; manufacturing and product innovation; increasing pressure on margins; DBG’s ability to implement its business strategy; DBG’s ability to grow its wholesale and direct-to-consumer businesses; retail industry changes and challenges; DBG’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that DBG’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; DBG’s ability to properly collect, use, manage and secure consumer and employee data; stability of DBG’s manufacturing facilities and foreign suppliers; continued use by DBG’s suppliers of ethical business practices; DBG’s ability to accurately forecast demand for products; continuity of members of DBG’s management; DBG’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; DBG’s ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; adverse or unexpected weather conditions; DBG’s indebtedness and its ability to obtain financing on favorable terms; and climate change and increased focus on sustainability issues. More information on potential factors that could affect DBG’s financial results is included from time to time in DBG’s public reports filed with the SEC, including DBG’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

Digital Brands Group, Inc. Company Contact

Hil Davis, CEO

Email: invest@digitalbrandsgroup.co

Phone: (800) 593-1047

SOURCE Digital Brands Group, Inc.

Related Links

https://ir.digitalbrandsgroup.co